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                                                                Exhibit 23(a)





CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-69827) of Hickory Tech Corporation of our report dated January 29, 1999, on our audit of the consolidated financial statements of Hickory Tech Corporation and subsidiaries as of December 31, 1998, and for the year then ended, which report is included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP


Minneapolis, Minnesota
March 25, 1999





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